Exhibit 21.1

IPALCO ENTERPRISES, INC.

Subsidiaries of the Company

List of Subsidiaries                                                 State in Which Organized
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Subsidiaries of IPALCO Enterprises, Inc.

  Indianapolis Power & Light Company (IPL)                           Indiana

    Subsidiaries of IPL
       IPL Funding Corporation                                       Indiana
       Tecumseh Coal Corporation                                     Missouri

  Mid-America Capital Resources, Inc. (Mid-America)                  Indiana

    Subsidiaries of Mid-America
       Indianapolis Campus Energy, Inc. (ICE)                        Indiana
       Store Heat and Produce Energy, Inc. (SHAPE)                   Indiana
       Mid-America Energy Resources, Inc. (Energy Resources)         Indiana
       Cleveland Thermal Energy Corporation                          Ohio
       Cleveland District Cooling Corporation                        Ohio

  Remittance Processing Services, LLC                                Indiana

IPALCO Enterprises, Inc. owns all of the outstanding common stock of both IPL and Mid-America, and owns 50% of Remittance Processing Services, LLC. Each of the subsidiaries listed for IPL and Mid-America is wholly owned except for: SHAPE, which is 80% owned by Mid-America and Tecumseh Coal Corporation which is 50% owned by IPL.